UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report: June 1, 2015

(Date of earliest event reported)

ENTEROMEDICS INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 1-33818

Delaware	48-1293684
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

2800 Patton Road, St. Paul, Minnesota 55113

(Address of principal executive offices, including zip code)

(651) 634-3003

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)        As previously disclosed by EnteroMedics Inc. (the “Company”) in its Current Report on Form 8-K filed on April 8, 2015, the Company named Scott A. Shikora, M.D., FACS to serve as the Executive Vice President of Medical Affairs and Chief Medical Officer (the “CMO”) of the Company, effective June 1, 2015. On June 3, 2015, the Board of Directors (the “Board”) of the Company determined that, effective as of June 1, 2015, Dr. Shikora met the requirements to be considered an “executive officer” of the Company, as such term is defined in Rule 405 under the Securities Act of 1933, as amended, and an “officer” of the Company as such term is defined in Rule 16a-1(f) under the Securities Exchange Act of 1934, as amended.

Additionally, effective June 1, 2015, the Board appointed Katherine S. Tweden, Ph.D., who previously served as the Company’s Vice President, Clinical and Regulatory, to the position of Senior Vice President of Research, subject to the direction and control of the CMO. In connection with their determination that Dr. Shikora meets the requirements to be considered an “executive officer” and “officer” of the Company, the Board also determined that, effective June 1, 2015, the following persons constitute all of the “executive officers” and “officers” of the Company for purposes of Rule 405 and Rule 16a-1(f), respectively:

Mark B. Knudson, Ph.D., President and Chief Executive Officer;

Greg S. Lea, Chief Financial Officer and Chief Operating Officer;

Scott A. Shikora, M.D., Executive Vice President of Medical Affairs and Chief Medical Officer; and

Brad Hancock, Chief Commercial Officer.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTEROMEDICS INC.

By:	/s/ Greg S. Lea
Greg S. Lea
Chief Financial Officer and Chief Operating Officer

Date: June 4, 2015